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                                                                      EXHIBIT 11


                           MARKWEST HYDROCARBON, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          (000s, EXCEPT PER SHARE DATA)


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
                                                       FOR THE YEAR ENDED
                                                       DECEMBER 31, 2000
                                                       ------------------
Net income                                                  $8,878

Weighted average number of outstanding shares of
     common stock                                            8,452

Basic earnings per share                                    $ 1.05
                                                            ======



Net income                                                  $8,878

Weighted average number of outstanding shares of
     common stock                                            8,452
Dilutive stock options                                          40
                                                            ------
                                                             8,492

Earnings per share assuming dilution                        $ 1.05
                                                            ======

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